VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of the 1st day of March, 2005, among:

BARRY LAMPERD, D'ARCY BELL and DOMINIC DiCARLO (hereinafter collectively called the “Founding Shareholders” and each a “Founding Shareholder”)

-and-

BRUCE STREBINGER and MERCER INVESTMENTS INC. (hereinafter collectively called the “New Shareholders” and each a “New Shareholder”)

- and -

1476246 ONTARIO LIMITED a corporation incorporated under the Business Corporations Act (Ontario)

WHEREAS the New Shareholders are the registered and beneficial owners of an aggregate of 23,000,000 common shares in the capital of the Company (the "Shares"), which shares were acquired from another founding shareholder with the consent of the Founding Shareholders which consent was given on the condition that the New Shareholders enter a voting agreement in the form and substance of this Agreement;

AND WHEREAS the New Shareholders desire to vote the Shares, and any voting securities which may be otherwise acquired by the New Shareholders, for any and all matters whatsoever involving shareholder action or approval in the manner as may be determined by this Agreement;

NOW THEREFORE this Agreement witnesses that in consideration of the Founding Shareholders consenting to the acquisition of the Shares by the New Shareholders and the mutual covenants and agreements hereinafter contained, the parties hereto covenant and agree with each other as follows:

1	Agreement to Vote Shares
1.1

Prior to the Expiration Date, as defined below, at every meeting of shareholders of the Company, at every adjournment thereof and on every action or approval by written resolution or consent of the shareholders of the Company for any and all matters whatsoever of the Company, each of the New Shareholders agree, provided they are, and for so long as they are, holders of or exercise control over voting securities of the Company, to exercise the voting rights attached to such securities then owned by each of them as at the date and time of the exercise of such voting rights in accordance with the written instructions of the Founding Shareholders, as such instructions may be from time to time.

1.2

This Agreement and the obligations of the New Shareholders hereunder shall apply to any voting securities held or owned beneficially or of record by them, including any voting securities issued to each of them pursuant to a share exchange or upon exercise of conversion rights or as a result of or in connection with the terms of an amalgamation, merger or re-organization. For greater certainty, this Agreement and the obligations of the New Shareholders hereunder shall apply to any voting securities issued to the New Shareholders pursuant to the share exchange with Sinewire Networks Inc.

2	Proxies
2.1

In order to give effect to Section 1 hereof, the New Shareholders shall complete the form of proxy prepared and delivered by the Founding Shareholders to the New Shareholders as directed in writing from time to time by the Founding Shareholders with respect of the exercise of voting rights and shall deliver such completed form of proxy to the Company or the Company’s registrar and transfer agent, if applicable, within the time limits specified to permit the voting securities represented by such proxy to be voted, and shall cause such proxy to be voted in accordance with such direction of the Founding Shareholders.

3	Expiration Date

This Agreement shall take effect on the date hereof and shall remain in full force and effect until the earlier of:

	(a)	April 1, 2008;
	(b)	this Agreement is terminated by written agreement executed and delivered to each of the parties hereto;
	(c)	the dissolution or bankruptcy of the Company or the making by the Company of an assignment in bankruptcy; or
	(d)	the New Shareholders cease to hold or own beneficially or of record in the aggregate at least five percent (5%) of the voting securities in the capital of the Company.
4	Other Documents

The parties hereto shall sign such further and other documents, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement throughout the term of this Agreement.

5	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

6	Specific Performance

The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

7	Entire Agreement

This Agreement and the terms hereof shall constitute the entire agreement between the parties hereto with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writing whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by a memorandum in writing signed by the Company and all of the Shareholders and any amendments, alterations or qualifications shall note be binding upon or affect the rights of any party who has not given his consent as aforesaid.

8	Severability

If any article, section or portion of any section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, section or portion thereof shall be deemed to be severed from the remainder of this Agreement.

9	Enurement

This Agreement shall enure to the benefit of the parties hereto and their respective hairs, executors, administrators, successors and permitted assigns and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

10	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

/s/ signed	/s/ Barry Lamperd
Witness	BARRY LAMPERD
/s/ signed	/s/ D’Arcy Bell
Witness	D'ARCY BELL
/s/ signed	/s/ Dominic DiCarlo
Witness	DOMINIC DiCARLO
1476246 ONTARIO LIMITED
	Per:	/s/ Barry Lamperd

/s/ signed	/s/ Bruce Strebinger
Witness	BRUCE STREBINGER
MERCER INVESTMENTS INC.
	Per:	/s/ Bruce Strebinger